State of Delaware
Secretary of State
Division of Corporations
Delivered 10:17 AM 09/10/2020
FILED 10:17 AM 09/10/2020
SR 20207197429 - File Number 3632060

CERTIFICATE OF LIMITED PARTNERSHIP

OF
EQUITYLINE CAPITAL (DELAWARE) LP

THIS Certificate of Limited Partnership of EquityLine Capital (Delaware) LP (the "Partnership"), dated as of September 8, 2020, is being duly executed and filed by EquityLine Capital (Delaware) LLC, a Delaware limited liability company, as the sole general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.).

1. Name. The name of the limited partnership is EquityLine Capital (Delaware) LP.

2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o RL&F Service Corp., 920 North King Street, 2nd Floor, Wilmington, New Castle County, Delaware 19801.

3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware are RL&F Service Corp., 920 North King Street, 2nd Floor, Wilmington, New Castle County, Delaware 19801.

4. General Partner. The name and the mailing address of the sole general partner of the Partnership are:

EquityLine Capital (Delaware) LLC
550 HWY 7 East, Suite 338
Richmond Hill, ON, L4B 3Z4, Canada

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first-above written.

EquityLine Capital (Delaware) LLC, as
general partner

By: ______________________
Name: Sergiy Shchavyelyev
Title: CEO

CONSENT OF EQUITYLINE CAPITAL (DELAWARE) LLC
UNDER 8 DEL. C. § 17-102(3)
TO USE OF SIMILAR NAME

Pursuant to 6 Del. C. § 17-102(3), EquityLine Capital (Delaware) LLC hereby consents to the registration with the Secretary of State of the State of Delaware of EquityLine Capital (Delaware) LP, a limited partnership formed under the laws of the State of Delaware, and the use of the name EquityLine Capital (Delaware) LP by the said limited partnership. The address of EquityLine Capital (Delaware) LLC is 550 HWY 7 East, Suite 338, Richmond Hill, ON, L4B 3Z4, Canada.

EQUITYLINE CAPITAL (DELAWARE) LLC

By : [signature]

Name: Sergiy Shchavyelyev
Title: CEO

Dated: 2020-09-08, 2020